PTC Announces Third Quarter FY’15 Results

Reported Software Revenue Down 7%; Record IOT New Customers and Revenue Drives 2% Constant Currency Software Revenue Growth

NEEDHAM, MA, July 29, 2015 - PTC (Nasdaq: PTC) today reported revenue for the third quarter of FY’15 of $303.1 million. Net income was $17.4 million or $0.15 per share, which compares to revenue of $336.6 million and net income of $38.0 million or $0.32 per share in the third quarter FY’14.

Third quarter FY’15 non-GAAP revenue was $303.9 million. Non-GAAP net income was $61.7 million or $0.53 per share, which compares to non-GAAP net income of $63.7 million or $0.53 per share, in the third quarter FY’14.

James Heppelmann, President and CEO said, “We delivered strong third quarter non-GAAP earnings, above the high end of guidance, as cost reductions and focused portfolio management offset the effects of a more challenging macroeconomic climate on our core business. During the quarter, we saw record bookings, revenue, and new customer additions in our Internet of Things business, with several large industrial companies adopting our ThingWorx platform for their IoT initiatives. We believe our IoT vision aligns with the major strategic shift driven by product connectivity.”

Information about our use of non-GAAP measures, our bookings measure, our license mix-adjusted measures, and constant currency change measure is discussed in “Important Information About Non-GAAP References,” “Bookings Metric,” “License Mix-Adjusted Metrics” and “Constant Currency Change Metric” below. Reconciliations of our GAAP and non-GAAP measures are provided in the tables accompanying this press release.

Operational Overview

o	Total revenue (in millions):

	Three Months Ended			Constant
	July 4,	June 28,		Currency
Revenue	2015	2014	Change	Change

License and Subscription Solutions	$83.9	$97.7	(14%)	(7%)
Support	165.7	172.0	(4%)	6%
Total Software	249.6	269.7	(7%)	2%
Professional Services	53.5	66.9	(20%)	(10%)
Total	$303.1	$336.6	(10%)	(1%)

	Three Months Ended			Constant
	July 4,	June 28,		Currency
Revenue (Non-GAAP) (1)	2015	2014	Change	Change

License and Subscription Solutions	$84.3	$97.7	(14%)	(6%)
Support	165.8	172.0	(4%)	6%
Total Software	250.1	269.7	(7%)	2%
Professional Services	53.8	66.9	(20%)	(10%)
Total	$303.9	$336.6	(10%)	(1%)
(1) For the three months ended July 4, 2015 non-GAAP revenue excludes $0.8 million of a fair value adjustment to acquired deferred revenue of which $0.4 million is included in license and subscription solutions, $0.1 million is included in support and $0.3 million is included in professional services.

o	By business area, total revenue (in millions):

	Three Months Ended			Constant
	July 4,	June 28,		Currency
Revenue	2015	2014	Change	Change

CAD	$119.7	$149.0	(20%)	(10%)
ePLM	122.8	145.8	(16%)	(6%)
IoT	21.4	0.5	4266%	4311%
SLM	39.2	41.3	(5%)	2%
Total	$303.1	$336.6	(10%)	(1%)

	Three Months Ended			Constant
	July 4,	June 28,		Currency
Revenue (Non-GAAP) (1)	2015	2014	Change	Change

CAD	$119.7	$149.0	(20%)	(10%)
ePLM	122.8	145.8	(16%)	(6%)
IoT (1)	22.2	0.5	4426%	4471%
SLM	39.2	41.3	(5%)	2%
Total	$303.9	$336.6	(10%)	(1%)
(1) For the three months ended July 4, 2015, non-GAAP IoT revenue excludes $0.8 million of a fair value adjustment to acquired deferred revenue.

o	By region, total revenue (in millions):

	Three Months Ended			Constant
	July 4,	June 28,		Currency
Revenue	2015	2014	Change	Change

Americas	$134.4	$130.4	3%	4%
Europe	109.5	130.6	(16%)	2%
Japan	26.2	39.2	(33%)	(21%)
Pacific Rim	33.0	36.4	(10%)	(8%)
Total	$303.1	$336.6	(10%)	(1%)

	Three Months Ended			Constant
	July 4,	June 28,		Currency
Revenue (Non-GAAP) (1)	2015	2014	Change	Change

Americas	$135.1	$130.4	4%	4%
Europe	109.6	130.6	(16%)	2%
Japan	26.2	39.2	(33%)	(21%)
Pacific Rim	33.0	36.4	(9%)	(8%)
Total	$303.9	$336.6	(10%)	(1%)

(1) For the three months ended July 4, 2015 non-GAAP revenue excludes $0.8 million of a fair value adjustment to acquired deferred revenue of which $0.7 million is included in the Americas and $0.1 million is included in Europe.

o
On a year over year, constant currency basis, software revenue was up 2% in Q3 FY’15 and is up 5% for the first nine months of FY’15 on a GAAP basis and up 6% for the first nine months of FY’15 on a non-GAAP basis.

o	We added 78 new IoT customers during the quarter, bringing our total added through the first nine months of the year to 182.

o
During the quarter, subscription solution bookings were 16% of license and subscription solutions bookings, down from 21% a year ago when we had two significant subscription bookings, including one mega deal, in our core business.

o
We had 8 large deals of greater than $1 million of license and subscription solutions (L&SS) bookings from a single customer, down from 21 in the third quarter FY’14. We had no mega deals (transactions with greater than $5 million of L&SS bookings from a single customer) in Q3 FY’15, down from one in the third quarter FY’14.

o
GAAP operating margin was 7.1% (including a $14 million legal settlement accrual, $4 million of restructuring charges, $3 million of acquisition-related charges, and $2 million of pension plan termination costs). Non-GAAP operating margin was 24.1%.

o
Cash flow from operations was $87 million, we repurchased $50 million of shares, and we ended the quarter with total cash and cash equivalents of $275 million. Total debt was $624 million and DSO was 55 days.

Business Outlook

For the quarter and fiscal year ending September 30, 2015, the Company expects:

	Q4’15	Q4’15	FY’15	FY’15
($ in millions)	Low	High	Low	High

Subscription Solutions % of L&SS Bookings	14%	14%	15%	15%

License and Subscription Solutions Revenue	$90	$105	$340	$355
Support Revenue	164	164	681	681
Total Software Revenue	254	269	1,021	1,036
Professional Services Revenue	50	50	229	229
Total Revenue	$304	$319	$1,250	$1,265

Operating Margin (GAAP)	16%	17%	9%	9%
Operating Margin (Non-GAAP)	26%	26%	24%	24%
Tax Rate (GAAP)	1%	1%	0%	0%
Tax Rate (Non-GAAP)	10%	5%	11%	10%
Shares Outstanding	116	116	116	116
EPS (GAAP)	$0.37	$0.43	$0.83	$0.89
EPS (Non-GAAP)	$0.59	$0.66	$2.15	$2.23

The fourth quarter and FY’15 GAAP and non-GAAP operating margin and GAAP and non-GAAP EPS guidance exclude the estimated settlement losses of approximately $65 million related to the termination of our U.S. Computervision pension plan. While we expect to complete the termination process by September 30, 2015, the amount of the losses will vary based on the timing of the settlements and the amount of the projected benefit obligations and assets in the plan measured as of the dates the settlements occur.

The fourth quarter and full year FY’15 non-GAAP revenue, non-GAAP operating margin and non-GAAP EPS guidance also exclude the following items and their income tax effects, as well as any discrete tax items:

($ in millions)	Q4’15	FY’15

Effect of acquisition accounting on fair value of acquired deferred revenue	$1	$4
Stock-based compensation expense	14	52
Intangible asset amortization expense	14	56
Acquisition-related charges	-	9
Pension plan termination costs	2	7
Pending legal settlement accrual	-	14
Restructuring	-	43
Total GAAP adjustments	$31	$185

PTC’s Third Quarter FY’15 Results Conference Call, Prepared Remarks and Financial Data Tables
Prepared remarks for the conference call and financial data tables have been posted to the Investor Relations section of our website. The Company will host a management presentation to discuss results at 4:30pm ET on Wednesday July 29, 2015. To access the live webcast, please visit PTC’s Investor Relations website at investor.ptc.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. To participate in the live conference call, dial 8008575592 or 7737993757 and provide the passcode PTC. The call will be recorded and a replay will available for 10 days following the call by dialing 8664892845 and entering the pass code 1205. The archived webcast will also be available on PTC’s Investor Relations website.

Bookings Metric
We offer both perpetual and subscription licensing options to our customers. Given the difference in revenue recognition between the sale of a perpetual software license (revenue is recognized at the time of sale) and a subscription (revenue is deferred and recognized ratably over the subscription term), we use bookings for internal planning, forecasting and reporting of new license and cloud services transactions. In order to normalize between perpetual and subscription transactions, we define bookings as either the annualized contract value (ACV) of a new subscription multiplied by a conversion factor of 2 or the perpetual license revenue recognized. We arrived at the conversion factor of 2 by considering a number of variables including pricing, support, length of term, and renewal rates. We define ACV as the total value of a new subscription solutions booking divided by the term of the contract (in days) multiplied by 365, unless the term is less than one year, in which case the contract value equals the ACV. When calculating L&SS bookings for a period, we add the value of the converted subscription solutions booking to our perpetual license revenue recognized for the period.

License Mix-Adjusted Metrics
These metrics assume that all new software and cloud services bookings since the start of FY’14 were perpetual license sales that included support in subsequent periods. The license mix-adjusted amount is calculated by converting the ACV (as defined above) of a new subscription solutions booking in the period to an assumed perpetual license equivalent by multiplying the ACV by a conversion factor of 2 (as defined above), and adding that amount to the perpetual license revenue amounts recognized in that period. Support calculated at 20% of the annual value of the converted amount is added to support revenue in future periods, beginning the quarter after the converted booking is assumed to be recognized. The assumed support revenue is recognized ratably over a 12 month period and is assumed to renew in subsequent years.

Constant Currency Change Metric
Year-over-year changes in revenue on a constant currency basis compare actual reported results converted into U.S. dollars based on the corresponding prior year’s foreign currency exchange rates to reported results for the comparable prior year period.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results. Non-GAAP revenue, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of purchase accounting on the fair value of acquired deferred revenue, stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, acquisition-related expenses, costs associated with terminating a U.S. pension plan, a litigation accrual of $13.6 million associated with our previously disclosed China investigation, certain identified non-operating gains and losses, the related tax effects of the preceding items, and certain discrete tax items. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

PTC also provides information on “free cash flow” and “free cash flow return” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goal of returning approximately 40% of our free cash flow to shareholders via stock repurchases. Free-cash flow is net cash provided by (used in) operating activities less capital expenditures and free-cash flow return is the value of shares repurchased divided by free cash flow.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fourth quarter and full fiscal 2015 targets and other future financial and growth expectations and anticipated tax rates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the macroeconomic and/or global manufacturing climates may not improve or may deteriorate, the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility that our businesses, including our Internet of Things (IoT) business, may not expand and/or generate the revenue we expect, the possibility that new products released and planned products, including IoT enabled core products, may not generate the revenue we expect or be released as we expect, the possibility that foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that the mix of revenue between license & subscription solutions, support and professional services could be different than we expect, which could impact our EPS results, the possibility that our customers may purchase more of our solutions as subscriptions than we expect, which would adversely affect near-term revenue, operating margins, and EPS, the possibility that sales of our solutions as subscriptions may not have the longer-term effect on revenue that we expect, the possibility that our workforce realignment may adversely affect our operations, the possibility that we may be unable to generate sufficient operating cash flow to return 40% of free cash flow to shareholders or that other uses of cash could preclude share repurchases, and the possibility that we may incur additional acquisition-related and pension plan termination-related expenses and losses than we expect.

Further, our results could be materially adversely affected by the resolution of our previously announced investigation in China. In the third quarter, we recorded a liability of $13.6 million associated with pending discussions with the Securities and Exchange Commission and the Department of Justice to resolve this matter. This is the minimum amount of liability we expect to incur if we are able to reach a settlement in this matter, and does not include any amounts associated with potential fines that might be imposed by either or both of the SEC and DOJ, which amounts would increase our liability and could be significant. There can be no assurance that we will reach a settlement with these agencies or that the cost of such settlements, if reached, would not materially exceed the existing accrual.

In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

PTC and the PTC logo are trademarks or registered trademarks of PTC Inc. or its subsidiaries in the United States and in other countries.

About PTC
PTC (NASDAQ: PTC) is a global provider of technology platforms and enterprise applications for smart and connected products, operations, and systems. PTC’s enterprise applications serve manufacturers and other businesses that create, operate and service products. Led by its award winning ThingWorx® application enablement platform, PTC’s platform technologies help companies deliver new value emerging from the Internet of Things. An early pioneer in Computer Aided Design (CAD) software, PTC today employs more than 6,000 professionals serving more than 28,000 businesses worldwide.

PTC Investor Relations Contacts

Tim Fox, 781-370-5961
tifox@ptc.com

James Hillier, 781-370-6359
jhillier@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014

Revenue:
License and subscription solutions (L&SS)	$83,926	$97,703	$248,850	$269,114
Support	165,687	172,021	516,042	508,412
Total software revenue	249,613	269,724	764,892	777,526
Professional services	53,500	66,910	177,782	212,733
Total revenue	303,113	336,634	942,674	990,259

Cost of revenue:
Cost of L&SS revenue (1)	12,830	11,246	39,349	32,454
Cost of support revenue (1)	20,452	21,118	63,176	62,598
Total cost of software revenue	33,282	32,364	102,525	95,052
Cost of professional services revenue (1)	46,094	58,712	155,847	182,777
Total cost of revenue	79,376	91,076	258,372	277,829

Gross margin	223,737	245,558	684,302	712,430

Operating expenses:
Sales and marketing (1)	86,454	91,440	256,085	261,612
Research and development (1)	54,078	57,405	175,333	166,109
General and administrative (1)	48,100	33,817	119,342	98,888
Amortization of acquired intangible assets	9,105	7,998	27,691	23,772
Restructuring charges	4,393	514	42,625	1,581
Total operating expenses	202,130	191,174	621,076	551,962

Operating income	21,607	54,384	63,226	160,468
Other expense, net	(3,668)	(2,278)	(10,492)	(6,724)
Income before income taxes	17,939	52,106	52,734	153,744
Provision (benefit) for income taxes	504	14,080	(377)	32,305
Net income	$17,435	$38,026	$53,111	$121,439

Earnings per share:
Basic	$0.15	$0.32	$0.46	$1.02
Weighted average shares outstanding	114,764	118,328	115,021	118,753

Diluted	$0.15	$0.32	$0.46	$1.01
Weighted average shares outstanding	116,025	119,901	116,330	120,573

(1)	The amounts in the tables above include stock-based compensation as follows:

		Three Months Ended		Nine Months Ended
		July 4,	June 28,	July 4,	June 28,
		2015	2014	2015	2014
	Cost of L&SS revenue	$121	$63	$381	$210
	Cost of support revenue	1,012	898	2,777	2,711
	Cost of service revenue	1,317	1,549	4,510	4,435
	Sales and marketing	3,430	3,065	9,383	8,583
	Research and development	2,928	2,231	9,015	7,067
	General and administrative	5,263	4,726	12,069	14,856
	Total stock-based compensation	$14,071	$12,532	$38,135	$37,862

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014

GAAP revenue	$303,113	$336,634	$942,674	$990,259
Fair value adjustment of acquired deferred L&SS revenue	352	-	1,624	-
Fair value adjustment of acquired deferred support revenue	125	-	855	-
Fair value adjustment of acquired deferred service revenue	309	-	844	-
Non-GAAP revenue	$303,899	$336,634	$945,997	$990,259

GAAP gross margin	$223,737	$245,558	$684,302	$712,430
Fair value adjustment of acquired deferred L&SS revenue	352	-	1,624	-
Fair value adjustment of acquired deferred support revenue	125	-	855	-
Fair value adjustment of acquired deferred service revenue	309	-	844	-
Fair value adjustment to deferred services cost	(135)	-	(392)	-
Stock-based compensation	2,450	2,510	7,668	7,356
Amortization of acquired intangible assets
included in cost of L&SS revenue	4,957	4,415	14,438	13,319
Non-GAAP gross margin	$231,795	$252,483	$709,339	$733,105

GAAP operating income	$21,607	$54,384	$63,226	$160,468
Fair value adjustment of acquired deferred L&SS revenue	352	-	1,624	-
Fair value adjustment of acquired deferred support revenue	125	-	855	-
Fair value adjustment of acquired deferred service revenue	309	-	844	-
Fair value adjustment to deferred services cost	(135)	-	(392)	-
Stock-based compensation	14,071	12,532	38,135	37,862
Amortization of acquired intangible assets
included in cost of L&SS revenue	4,957	4,415	14,438	13,319
Amortization of acquired intangible assets	9,105	7,998	27,691	23,772
Acquisition-related charges included in
general and administrative expenses	2,778	1,528	8,703	6,768
US pension plan termination-related costs	1,995	-	5,392	-
Pending legal settlement accrual	13,622	-	13,622	-
Restructuring charges	4,393	514	42,625	1,581
Non-GAAP operating income (2)	$73,179	$81,371	$216,763	$243,770

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED) CONT'D.
(in thousands, except per share data)

	Three Months Ended		Three Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014

GAAP net income	$17,435	$38,026	$53,111	$121,439
Fair value adjustment of acquired deferred L&SS revenue	352	-	1,624	-
Fair value adjustment of acquired deferred support revenue	125	-	855	-
Fair value adjustment of acquired deferred service revenue	309	-	844	-
Fair value adjustment to deferred services cost	(135)	-	(392)	-
Stock-based compensation	14,071	12,532	38,135	37,862
Amortization of acquired intangible assets
included in cost of L&SS revenue	4,957	4,415	14,438	13,319
Amortization of acquired intangible assets	9,105	7,998	27,691	23,772
Acquisition-related charges included in
general and administrative expenses	2,778	1,528	8,703	6,768
US pension plan termination-related costs	1,995	-	5,392	-
Pending legal settlement accrual	13,622	-	13,622	-
Restructuring charges	4,393	514	42,625	1,581
Income tax adjustments (3)	(7,309)	(1,275)	(24,551)	(23,088)
Non-GAAP net income	$61,698	$63,738	$182,097	$181,653

GAAP diluted earnings per share	$0.15	$0.32	$0.46	$1.01
Fair value of acquired deferred revenue	0.01	-	0.03	-
Fair value adjustment to deferred services cost	-	-	-	-
Stock-based compensation	0.12	0.10	0.33	0.31
Amortization of acquired intangibles	0.12	0.10	0.36	0.31
Acquisition-related charges	0.02	0.01	0.07	0.06
US pension plan termination-related costs	0.02	-	0.05	-
Pending legal settlement accrual	0.12	-	0.12	-
Restructuring charges	0.04	-	0.37	0.01
Income tax adjustments	(0.06)	(0.01)	(0.21)	(0.19)
Non-GAAP diluted earnings per share	$0.53	$0.53	$1.57	$1.51

(2)	Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Nine Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014
GAAP operating margin	7.1%	16.2%	6.7%	16.2%
Fair value of acquired deferred revenue	0.3%	0.0%	0.4%	0.0%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	4.6%	3.7%	4.0%	3.8%
Amortization of acquired intangibles	4.6%	3.7%	4.5%	3.7%
Acquisition-related charges	0.9%	0.5%	0.9%	0.7%
US pension plan termination-related costs	0.7%	0.0%	0.6%	0.0%
Pending legal settlement accrual	4.5%	0.0%	1.4%	0.0%
Restructuring charges	1.4%	0.2%	4.5%	0.2%
Non-GAAP operating margin	24.1%	24.2%	22.9%	24.6%

(3)
Income tax adjustments for the three and nine months ended July 4, 2015 and June 28, 2014 reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, and also include any identified tax items. In the fourth quarter of 2012, a valuation allowance was established against our U.S. net deferred tax assets. Similarly, in the fourth quarter of 2014, valuation allowances were established against our foreign net deferred tax assets in two foreign jurisdictions. As the U.S. and the two foreign jurisdictions are profitable on a non-GAAP basis, the 2015 and 2014 non-GAAP tax provisions are being calculated assuming there is no valuation allowance in these jurisdictions. The following identified tax item has been excluded from the non-GAAP tax results: Q2'14 includes a non-cash tax benefit of $8.9 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established for the acquisition of ThingWorx.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	July 4,	September 30,
	2015	2014

ASSETS

Cash and cash equivalents	$275,060	$293,654
Accounts receivable, net	183,144	235,688
Property and equipment, net	65,020	67,783
Goodwill and acquired intangible assets, net	1,377,323	1,349,400
Other assets	246,054	253,429

Total assets	$2,146,601	$2,199,954

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$389,139	$382,544
Borrowings under credit facility	624,375	611,875
Other liabilities	302,764	351,646
Stockholders' equity	830,323	853,889

Total liabilities and stockholders' equity	$2,146,601	$2,199,954

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$17,435	$38,026	$53,111	$121,439
Stock-based compensation	14,071	12,532	38,135	37,862
Depreciation and amortization	21,250	19,026	63,455	57,299
Accounts receivable	22,195	(2,112)	44,906	14,625
Accounts payable and accruals	7,169	9,423	(10,029)	(28,208)
Deferred revenue	19,193	25,656	51,393	55,339
Income taxes	(9,043)	8,666	(25,608)	14,545
Excess tax benefits from stock-based awards	234	(1,484)	71	(9,576)
Other	(5,665)	(3,310)	(22,971)	(9,938)
Net cash provided by operating activities (5)	86,839	106,423	192,463	253,387

Capital expenditures	(6,530)	(6,379)	(20,637)	(16,721)
Acquisitions of businesses, net of cash acquired (6)	(98,591)	-	(98,411)	(111,519)
Proceeds (payments) on debt, net	93,750	(3,125)	12,500	56,875
Proceeds from issuance of common stock	32	85	38	801
Payments of withholding taxes in connection with
vesting of stock-based awards	(7,253)	(5,112)	(29,117)	(26,749)
Repurchases of common stock	(49,962)	(59,950)	(49,962)	(99,915)
Excess tax benefits from stock-based awards	(234)	1,484	(71)	9,576
Credit facility origination costs	-	-	-	(4,120)
Other financing & investing activities	(10,000)	-	(11,000)	-
Foreign exchange impact on cash	(806)	277	(14,397)	645

Net change in cash and cash equivalents	7,245	33,703	(18,594)	62,260
Cash and cash equivalents, beginning of period	267,815	270,470	293,654	241,913
Cash and cash equivalents, end of period	$275,060	$304,173	$275,060	$304,173

(5)
The three and nine months ended July 4, 2015 includes $5 million and $20 million of voluntary contribution funding payments to a non-U.S. pension plan, respectively. The three and nine months ended July 4, 2015 include $25 million and $48 million in restructuring payments, respectively. The three and nine months ended June 28, 2014 include $2 million and $19 million in restructuring payments, respectively.

(6)
We acquired ColdLight on May 7, 2015 for $99 million (net of cash acquired). We acquired ThingWorx on December 30, 2013 for $112 million (net of cash acquired) which was funded with $110 million borrowed under our revolving credit facility. We borrowed the funds in Q1'14 in contemplation of the acquisition closing.